Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

EyePoint Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	—	(1)	(2)	(2)	—	—

	Equity	Preferred Stock, $0.001 par value per share	—	(1)	(2)	(2)	—	—

	Other	Warrants	—	(1)	(2)	(2)	—	—

	Debt	Debt Securities	—	(1)	(2)	(2)	—	—

	Other	Units	—	(1)	(2)	(2)	—	—

	Unallocated (Universal) Shelf	—	Rule 457(o)	(1)	(2)	$67,530,924.51(3)	0.00014760	$9,967.56(2)(3)

Fee Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, $0.001 par value per share	—	—		—		—

	Equity	Preferred Stock, $0.001 par value per share	—	—		—		—

	Other	Warrants	—	—		—		—

	Debt	Debt Securities	—	—		—		—

	Other	Units	—	—		—		—

	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 415(a)(6)	(1)		$212,469,075.49(2)(3)		—	S-3	333-258598	August 11, 2021	$23,180.37(3)

	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 415(a)(6)	(1)		$120,000,000(2)		—	S-3	333-275125	October 30, 2023	$17,712.00

	Total Offering Amounts					$400,000,000(1)(3)		$9,967.56

	Total Fees Previously Paid							$0

	Total Fee Offsets							$0

	Net Fee Due							$9,967.56(3)

(1)

There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, and such indeterminate number of units as may be sold from time to time, as shall have an aggregate initial offering price not to exceed $400,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $400,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of common stock, preferred stock, and debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include (i) $212,469,075.49 of unsold securities (the “2021 Unsold Securities”) previously registered and offered by the registrant pursuant to the Registration Statement on Form S-3 (File No. 333-258598), which was declared effective on August 11, 2021 (the “2021 Registration Statement”) and (ii) $120,000,000 of unsold securities (the “2023 Unsold Securities”, and together with the 2021 Unsold Securities, the “Unsold Securities”) previously registered and offered by the registrant pursuant to the Registration Statement on Form S-3 (File No. 333-275125), which was declared effective on October 30, 2023 (the “2023 Registration Statement”, and together with the 2021 Registration Statement, the “Prior Registration Statements”). The filing fees associated with the offerings of the Unsold Securities are hereby carried forward to be applied to the Unsold Securities registered hereunder. The registrant is also registering new securities under this registration statement with an aggregate initial offering price of $67,530,924.51 (the “New Securities”), which aggregate offering price is not specified as to each class of securities. A filing fee of $9,967.56 with respect to the New Securities is being paid in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statements, the registrant will identify in a pre-effective amendment to this registration statement the updated dollar amount of Unsold Securities from the Prior Registration Statements to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of New Securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offerings of the Unsold Securities under the Prior Registration Statements will be deemed terminated as of the date of effectiveness of this registration statement.